UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 16, 2011
(Date of earliest event reported)

Creative Vistas, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-30585	86-0464104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Forbes Street Unit 8-10 Whitby, Ontario, Canada	L1N 9T3
(Address of principal executive offices)	(Zip Code)

(905) 666-8676
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2011, Creative Vistas, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Cancable Holding Corp., a wholly-owned subsidiary of the Company (“Cancable”) and Cancable and Dependable Hometech, LLC (“Purchaser”), pursuant to which the Company sold its equity interest in Cancable to Purchaser for a consideration of US$1.00 on such date.  In connection with such sale, the Company assigned certain of its liabilities and obligations to Cancable, including (i) a secured term note of the Company dated February 13, 2006, for an original principal amount of US$8.25 million, which is currently held by Valens U.S. SPV I, LLC (“VUS”), Valens Offshore SPV I, Ltd. and PSource Structured Debt Limited (“PSource”), (ii)  a secured term note of the Company dated June 24, 2008, for an original principal amount of US$800,000, which is currently held by VUS, and (iii) a secured term note of the Company dated June 24, 2008, for an original principal amount of US$1.7 million, which is currently held by Valens Offshore SPV II, Corp. (such holders of the term notes listed in clauses (i) to (iii), collectively, the “Holders”, and such term notes, collectively, the “Notes”).  The aggregate outstanding amount owed under the Notes (including accrued and unpaid interest) was approximately US$9.8 million as of September 14, 2011.  The Holders also (a) terminated and cancelled all guarantees, security interest and other obligations of the Company and certain of its subsidiaries related to approximately US$1.5 million of indebtedness owed to the Holders by certain other subsidiaries of the Company, (b) cancelled their warrants and options to purchase approximately 15.6 million shares of common stock of the Company, as well as the stock of certain of the Company’s subsidiaries, and (c) terminated and cancelled all guarantees, security interest and other obligations of the Company and certain of its subsidiaries related to approximately US$5.1 million of indebtedness owed to the Holders by Cancable and its subsidiaries.  In addition, in connection with the sale of Cancable to Purchaser, the Company assigned its rights in certain receivables owed to the Company by certain wholly-owned subsidiaries of Cancable, totaling approximately US$4.8 million as of September 14, 2011.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.  Purchaser and certain of the Holders (other than PSource) are affiliates of Laurus Capital Management, LLC and Valens Capital Management, LLC.  Sayan Navaratnam, a director of the Company, is the Senior Managing Director of Laurus Capital Management, LLC and Valens Capital Management, LLC.  In light of Mr. Navaratnam’s relationship with Purchaser, he did not attend the special meeting of the board of directors of the Company, and was not involved in the deliberations or vote by the board of directors, with respect to the Stock Purchase Agreement or the transactions contemplated thereunder.  The Company also obtained a fairness opinion from an investment banking firm that the consideration received by the Company in such transactions is fair to the Company from a financial point of view.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

See Exhibit 99.1.

(d) Exhibits

99.1	Unaudited pro forma financial information of the Company

99.2	Stock Purchase Agreement*

99.3	Assignment and Assumption Agreement (Valens Debt Assignment and Assumption), dated September 16, 2011, between the Company and Cancable

99.4	Assignment and Assumption Agreement (Intercompany Receivables), dated September 16, 2011, between the Company and Cancable

99.5	Assignment and Assumption Agreement (Side Agreement), dated September 16, 2011, between the Company and Cancable

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2011	CREATIVE VISTAS, INC.

	By:	/s/ Dominic Burns
Name: Dominic Burns
Title: President

Exhibit Index

Exhibit No.	Description
99.1	Unaudited pro forma financial information of the Company

99.2	Stock Purchase Agreement*

99.3	Assignment and Assumption Agreement (Valens Debt Assignment and Assumption), dated September 16, 2011, between the Company and Cancable

99.4	Assignment and Assumption Agreement (Intercompany Receivables), dated September 16, 2011, between the Company and Cancable

99.5	Assignment and Assumption Agreement (Side Agreement), dated September 16, 2011, between the Company and Cancable